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                                                                     EXHIBIT 3.1

                           THIRD AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           ONYX SOFTWARE CORPORATION

     Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, Onyx Software Corporation, a Washington corporation, hereby restates its Articles of Incorporation as now and heretofore amended:

1.   Name

     The name of the Company is Onyx Software Corporation (the "Company").

2.   Shares

     2.1. Authorized Capital

     The Company is authorized to issue 40,000,000 shares, consisting of 30,000,000 shares designated as common stock ("Common Stock") and 10,000,000 shares designated as preferred stock ("Preferred Stock"), the par value of each of which is $0.01. Common Stock is subject to the rights and preferences of Preferred Stock as hereinafter set forth. Except to the extent such rights are granted to Preferred Stock or one or more series thereof, holders of shares of Common Stock shall have unlimited voting rights and are entitled to receive the net assets of the Company upon dissolution.

     2.2. Issuance of Preferred Stock in Series

     The Company's Board of Directors (the "Board") may designate one or more series of Preferred Stock, and the designation and number of shares within each series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock, or of any series of Preferred Stock, before issuance of any shares of that class or series. Preferred Stock, or any series thereof, may have rights which are identical to those of Common Stock. Subject to compliance with the provisions of any series of Preferred Stock, the Board is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting

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such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2.3.  Dividends

     The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of the Company legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

     2.4.  Redemption

     Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Company to the extent legally permissible.

     2.5.  Liquidation

     In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the Company other than the distributive amounts referred to in this section, unless otherwise provided by the Board in designating a particular series of Preferred Stock.

     2.6.  Conversion

     Shares of Preferred Stock may be convertible into Common Stock of the Company upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board in designating a particular series of Preferred Stock.

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     2.7.  Voting Rights

     Holders of Preferred Stock shall have such voting rights as may be provided by the Board in designating a particular series of Preferred Stock.

     2.8.  Preferred Stock Designations

     The Preferred Stock shall be divided into series, and 2,174,082 shares of Preferred Stock are designated Series A Convertible Preferred Stock (the "Series A Stock") and 1,259,843 shares of Preferred Stock are designated Series B Convertible Preferred Stock (the "Series B Stock"). The rights, preferences, restrictions and other matters relating to the Series A Stock and the Series B Stock are set forth below.

          2.8.1.  Dividend Preference

                  2.8.1.1.  Dividend Rate

                  Subject to the rights and preferences of any series of Preferred Stock that may rank senior to the Series A Stock and Series B Stock as to dividends and may from time to time come into existence, holders of shares of Series A Stock and holders of shares of Series B Stock, respectively, shall be entitled to receive dividends, payable when, if and as declared by the Board out of funds that are legally available therefor a noncumulative cash dividend per annum of $.138 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) and of $.635 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), respectively, if and when declared by the Board in its discretion. Such dividend, if and so declared, shall be paid at such time or times as shall be determined by the Board. No right shall accrue to holders of Series A Stock or Series B Stock by reason of the fact that dividends on Series A Stock or Series B Stock are not declared in any prior period. No dividend may be paid on any shares of Series A Stock or Series B Stock unless a pro rata dividend is paid on the Series B Stock or Series A Stock, respectively.

                  2.8.1.2.  Limitation on Other Dividends

                  So long as any shares of Series A Stock or shares of Series B Stock shall remain outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on shares of Common Stock or any shares of Preferred Stock having a preferential right to dividends ranking junior to the rights of the Series A Stock, the Series B Stock or any other series of Preferred Stock having a right to dividends ranking equal to that of the Series A Stock and Series B Stock ("Junior Dividend Stock") during any fiscal year of the corporation

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until dividends in the total amount payable at the rates of $.138 per share and
$.635 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Stock and Series B Stock, respectively, shall have been paid or set apart during that fiscal year and all declared and unpaid dividends on the Series A Stock, Series B Stock and such parity Preferred Stock shall have been paid.

                  2.8.1.3.  Dividend Participation

                  No cash dividends shall be declared on the Junior Dividend Stock unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Junior Dividend Stock shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for the Series A Stock, Series B Stock and any other series of Preferred Stock having a right to dividends ranking equal to that of the Series A Stock and the Series B Stock. For purposes of this provision, dividends shall be compared on an as-converted-to-Common-Stock basis.

          2.8.2.  Liquidation Preference

          Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed in the following order and amounts:

                  2.8.2.1.  Senior Liquidation Payments

                  First, the holders, if any, of any outstanding shares of Preferred Stock of the Company having a preferential right to liquidation payments ranking senior to the rights of holders of Series A Stock or Series B Stock shall be entitled to receive the full preferential amount per share held by them (the "Senior Liquidation Amount"). If the assets of the Company available for such distribution shall be insufficient to permit the payment of the full Senior Liquidation Amount, then the assets of the Company available for distribution shall be distributed ratably among the holders of the shares of such senior preferred stock in the same proportions as the full Senior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Senior Liquidation Amount that would otherwise be payable to all holders of such senior preferred stock.

                  2.8.2.2.  Parity Liquidation Payments

                  If, upon completion of the distribution required by the prior paragraph, assets available for distribution to shareholders remain in the Company, the holders, if any, of any outstanding shares of preferred stock of the Company having a preferential right to liquidation payments ranking equal to the rights of the

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holders of Series A Stock or Series B Stock (the "Parity Shares") shall be entitled to receive the liquidation payment specified for such shares held by them (the "Parity Liquidation Amount"), the holders of shares of Series A Stock shall be entitled to receive the amount of $1.38 per share, plus any declared and unpaid dividends, for each share of Series A Stock (the "Series A Liquidation Amount") and the holders of shares of Series B Stock shall be entitled to receive the amount of $6.35 per share, plus any declared and unpaid dividends, for each share of Series B Stock (the "Series B Liquidation Amount"). The Parity Liquidation Amount, the Series A Liquidation Amount and the Series B Liquidation Amount shall be adjusted for any Extraordinary Common Stock Event (as defined below). If the assets of the Company available for such distribution shall be insufficient to permit the payment in full of the Parity Liquidation Amount, the Series A Liquidation Amount and the Series B Liquidation Amount, then the assets of the Company available for distribution shall be distributed ratably among the holders of Parity Shares, the holders of Series A Stock and the holders of Series B Stock in the same proportions as the aggregate of the Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount that each such holder would otherwise be entitled to receive bears to the total Parity Liquidation Amount, Series A Liquidation Amount and Series B Liquidation Amount that would otherwise be payable to all such holders.

               2.8.2.3.  Junior and Participating Liquidation Payments

               Upon the completion of the distribution contemplated pursuant to the foregoing two paragraphs, if assets remain in the Company, such remaining assets shall be distributed ratably (on an as-converted-to-Common-Stock basis) to the holders of Common Stock, the holders of Series A Stock, the holders of Series B Stock and the holders of any other series of Preferred Stock that is entitled to a ratable share in the residual assets of the Company. Notwithstanding the foregoing sentence, at such point as a holder of Series A Stock or Series B Stock has received an aggregate amount pursuant to this
Section 2.8 equal to two and one-half times the respective Series A Liquidation Amount or Series B Liquidation Amount, then such holder's participation in any distribution of assets in respect of such Series A Stock or Series B Stock shall cease and any remaining assets shall be distributed ratably to the holders of Common Stock and the holders, if any, of any other series of Preferred Stock that is entitled to share in the residual assets of the Company.

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               2.8.2.4.  Treatment of Consolidations, Mergers and Sales of
                         Assets

               The sale of all or substantially all of the assets of the Company, or the acquisition of the Company by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Company are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.8.2; provided, however, that each holder of Series A Stock, Series B Stock or other shares of convertible Preferred Stock of the Company shall have the right to elect the benefits of any applicable conversion provisions in lieu of receiving payment in the event of the liquidation, dissolution or winding up of the Company pursuant to this Section 2.8.2; provided, further, that this provision shall not apply if the holders of voting capital stock of the Company immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the capital stock of the surviving entity resulting from such merger, consolidation, share exchange or reorganization or the successor corporation in any such sale of assets.

               In the event the requirements of this Section 2.8.2.4 are not complied with, the Company shall forthwith either:

               (a) Cause the date of distribution to be postponed until such time as the requirements of this Section 2.8.2.4 have been complied with; or

               (b) Cancel such transaction, in which event the rights, preferences and privileges of the holders of Series A Stock and Series B Stock shall revert to those as existed immediately prior to the liquidation event.

               2.8.2.5.  Distributions Other Than Cash

               Whenever the distribution provided for in this Section 2.8.2 shall be payable in property other than cash, then the following provisions shall apply:

                    2.8.2.5.1.  Securities Distributions

                    (a) Securities not subject to investment letter or other similar restrictions on free marketability shall be valued as follows:

                        (i) If traded on a securities exchange or the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the date of distribution;

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                       (ii) If actively traded over-the-counter, the value shall
be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the date of distribution; and

                       (iii) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board.

                   (b) Securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be valued as described above less an appropriate discount from market value, as determined by the Board, to reflect the transfer restrictions.

                    2.8.2.5.2.  Other Noncash Distributions

               In the event of any other noncash distribution, the Board shall promptly engage independent appraisers to determine the value of the assets to be distributed. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of Preferred Stock of the appraiser's valuation.

               2.8.2.6.  Notice of Liquidation Transaction

               The Company shall give each record holder of Series A Stock or Series B Stock written notice (the "Liquidation Notice") of an impending liquidation transaction subject to this Section 2.8.2 not later than 20 days before any meeting of the Company's shareholders called to approve the liquidation transaction or 20 days before the closing of the liquidation transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending liquidation transaction and the provisions of this Section 2.8.2.6, and the Company shall thereafter give such holders prompt notice of any material changes. The liquidation transaction shall in no event take place sooner than 20 days after the Company has given the first notice provided for herein or sooner than 10 days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of each series of Preferred Stock.

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               2.8.2.7.  No Derogation of Protective Provisions

               The provisions of Section 2.8.2 are in addition to the protective provisions of Section 2.8.6.

          2.8.3.  Redemption

               2.8.3.1.  Redemption Option

               The Company shall, upon receipt at any time on or after February 1, 2000 of the written request, respectively, of holders of not less than 60% of the then outstanding Series A Stock or of holders of a majority of the then outstanding Series B Stock, redeem any then unconverted shares of such series of Preferred Stock.

               2.8.3.2.  Notice of Redemption Request

               Upon receipt of a request for redemption under this Section 2.8.3, the Company shall promptly mail a written notice that such request has been made (a "Redemption Request Notice"), postage prepaid, to each holder of record of Preferred Stock at the address last shown on the records of the Company, with a copy of the Redemption Request Notice to each such holder sent by facsimile transmission, by tested or otherwise authenticated telex or by any similar electronic communication. Within twenty days of the date of a Redemption Request Notice, holders of the requisite percentage of any series of Preferred Stock with redemption rights that are not subordinate to the redemption rights of the series of Preferred Stock that requested redemption ("Parity Redemption Stock") may join in the redemption request. For purposes of this Section 2.8.3, Series A Stock and Series B Stock are, with respect to each other, Parity Redemption Stock. In the event that the applicable percentage of all series of Parity Redemption Stock join in the original redemption request, the Company may forgo issuance of a Redemption Request Notice.

               2.8.3.3.  Notice of Redemption Dates

               After the earlier of the twenty-day period described in Section
2.8.3.2 or, if all series of Parity Redemption Stock joined in the initial redemption request, receipt by the Company of such initial redemption request (the "Request Initiation Date"), the Company shall promptly mail a written notice (a "Redemption Notice") to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Parity Redemption Stock specifying the date in each of three successive years following the Request Initiation Date (each a "Redemption Date") as the dates

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on which one third of the shares of the then outstanding Parity Redemption Stock as to which redemption has been requested will be redeemed. The first Redemption Date shall be a business day that is at least 20 and not more than 90 days from the Request Initiation Date and the second and third Redemption Dates shall be the day that is one year and two years, respectively, from the first Redemption Date; provided, however, if any such day is not a business day, the next business day thereafter shall be the Redemption Date. The Redemption Notice shall also specify the applicable redemption price for each series of Parity Redemption Stock to be redeemed, the number of shares of each series of Parity Redemption Stock anticipated by the Company to be redeemed from such holder on each Redemption Date (assuming no conversion of any shares of Parity Redemption Stock) and the place where redemption shall be made. The Company shall deliver the Redemption Notice, postage prepaid, to each holder of record of Parity Redemption Stock at the address last shown on the records of the Company, with a copy of the Redemption Notice to each such holder sent by facsimile transmission, by tested or otherwise authenticated telex or by any similar electronic communication. No defect in the Redemption Notice or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to the Company or any holder of Parity Redemption Stock except as to any holder that has not received actual notice of the redemption.

               2.8.3.4.  Redemption Price

               The redemption price per share of Series A Stock (the "Series A Redemption Price ") shall be $1.38, plus any declared but unpaid dividends thereon, plus simple interest at 10% per annum from the date of original issuance of such share of Series A Stock until such share is redeemed, all as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to any such shares. The redemption price per share of Series B Stock (the "Series B Redemption Price ") shall be $6.35, plus any declared but unpaid dividends thereon, plus simple interest at 10% per annum from the date of original issuance of such share of Series B Stock, all as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to any such shares. The Series A Redemption Price and the Series B Redemption Price, together with the redemption price of any other shares of Parity Redemption Stock, are collectively referred to in this Section
2.8.3.4 as the "Redemption Price."

               2.8.3.5.  Redemption Obligation

     Subject to limitations imposed by law, the Company shall redeem on each Redemption Date the number of shares of Parity Redemption Stock held by each holder thereof determined by dividing (a) the aggregate number of shares of Parity Redemption Stock held by such holder by (b) the number of remaining Redemption

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Dates (including the Redemption Date to which such calculation applies) (such obligation to redeem shares of Parity Redemption Stock being referred to herein as a "Redemption Obligation"). If the funds of the Company legally available for redemption of shares of Parity Redemption Stock on a Redemption Date are insufficient to fulfill a Redemption Obligation and redeem the total number of shares of Parity Redemption Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed, computed pro rata based on the aggregate Redemption Price for the shares of Parity Redemption Stock held by such holder compared to the aggregate Redemption Price for all the shares of Parity Redemption Stock to be redeemed by the Company on the Redemption Date if the full number of shares to be redeemed on such Redemption Date were actually redeemed (and the number of shares of each series of Parity Redemption Stock to be redeemed from each holder shall be computed pro rata based on the aggregate Redemption Price for the shares of such series held by such holder compared to the aggregate Redemption Price for all the shares of Parity Redemption Stock held by such holder).

               2.8.3.6.  Surrender of Stock

               On or after each Redemption Date, each holder of shares of Parity Redemption Stock shall surrender the certificate or certificates evidencing shares of Parity Redemption Stock to be redeemed to the Company at any place designated for such surrender in the Redemption Notice and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Redemption Price for each share of Parity Redemption Stock to be redeemed. If less than all of the shares represented by a share certificate are to be redeemed, the Company shall issue a new certificate representing the shares not redeemed.

               2.8.3.7.  Failure to Redeem

               If and so long as any Redemption Obligation shall not fully be satisfied, (a) each holder of shares of Parity Redemption Stock as to which a Redemption Obligation has not been satisfied shall be entitled to convert such shares into shares of Common Stock pursuant to the terms set forth elsewhere herein, (b) the Company shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking junior to the Parity Redemption Stock with respect to liquidation preference or warrants, rights or options exercisable for any such junior securities, and (c) the Company shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or

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purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any Parity Redemption Stock, unless such dividends or distributions on each share of Parity Redemption Stock are declared and paid on a pro rata basis, or, in the event any mandatory redemption, sinking fund or other similar obligation is then undischarged with respect to such Parity Redemption Stock, unless the shares of Parity Redemption Stock are redeemed on a pro rata basis. For purposes of this Section 2.8.3.7, "pro rata basis" shall refer to the proportion that the distribution payable to holders of each series of Parity Redemption Stock, respectively, bears to the aggregate distribution payable to all holders of Parity Redemption Stock. The shares of Parity Redemption Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of such shares, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

               2.8.3.8.  Status of Redeemed Shares

               From and after each Redemption Date, unless default shall be made by the Company in paying the Redemption Price at the time and place specified in the Redemption Notice, no dividends on shares of Parity Redemption Stock to be redeemed on such Redemption Date shall be declared or accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the applicable Redemption Price, against delivery of certificates representing such shares and such shares shall cease to be outstanding.

          2.8.4.  Conversion Rights

          The holders of Series A Stock and Series B Stock shall have the following rights with respect to the conversion of such shares into shares of Common Stock (the "Conversion Rights"):

               2.8.4.1.  Right to Convert

                    2.8.4.1.1.  Voluntary Conversion

                    Each share of Series A Stock and Series B Stock may, at the option of the holder, be converted at any time, including after the delivery of a Liquidation Notice, into such number of fully paid and nonassessable shares of Common Stock as is equal to the product obtained by multiplying the applicable Series A Conversion Rate or Series B Conversion Rate (determined under

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Section 2.8.4.2) by the number of shares of Series A Stock or Series B Stock being converted.

                    2.8.4.1.2.  Mandatory Conversion

                    Each outstanding share of Series A Stock and Series B Stock shall be converted automatically, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, into the number of shares of Common Stock into which such Series A Stock or Series B Stock is convertible pursuant to Section 2.8.4.1.1 upon the earliest of (a) the moment immediately prior to the closing of a firmly underwritten, public offering of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate gross offering proceeds (before deduction of underwriters' discounts and commissions and expenses of the offering) are in excess of $20,000,000 and (i) with respect to the automatic conversion of shares of Series A Stock, the per share price at which such shares of Common Stock are offered to the public is at least equal to $4.14 (adjusted to reflect the occurrence of any Extraordinary Common Stock Event (as defined below)), (ii) with respect to the automatic conversion of shares of Series B Stock, (A) if the closing of such offering is on or before September 30, 1998, the per share price at which such shares of Common Stock are offered to the public is at least equal to $12.70 (adjusted to reflect the occurrence of any Extraordinary Common Stock Event), or
(B) thereafter, the per share price at which such shares of Common Stock are offered to the public is at least equal to $19.05 (adjusted to reflect the occurrence of any Extraordinary Common Stock Event) or (b) the effectiveness of any consent to or vote in favor of such conversion by holders of a majority of the then outstanding shares of such series.

               2.8.4.2.  Conversion Rates

               The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $1.38 divided by the Series A Conversion Price, calculated as provided in Section 2.8.4.3. The conversion rate for Series B Stock in effect at any time (the "Series B Conversion Rate") shall equal $6.35 divided by the Series B Conversion Price, calculated as provided in Section 2.8.4.3.

               2.8.4.3.  Conversion Prices

               The conversion price for Series A Stock in effect from time to time shall initially be $1.38, subject to adjustment, in accordance with Section
2.8.4.4 (the "Series A Conversion Price"). The conversion price for Series B Stock in effect from

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time to time shall initially be $6.35, subject to adjustment, in accordance with
Section 2.8.4.4 (the "Series B Conversion Price").

               2.8.4.4.  Adjustments to Applicable Conversion Price

                    2.8.4.4.1.  Extraordinary Common Stock Event

                    Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Stock or Series B Stock, the Series A Conversion Price and Series B Conversion Price, as applicable, shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price or Series B Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price and Series B Conversion Price, respectively. The Series A Conversion Price and Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (a) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Company, (b) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (c) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                    2.8.4.4.2.  Sale of Shares Below Applicable Conversion Price

                    (a) If, at any time after March 31, 1997, the Company shall issue any Additional Stock (as defined in Section 2.8.4.5) without consideration or for a consideration per share less than the Series A Conversion Price or Series B Conversion Price, as applicable, in effect immediately before the issuance of such Additional Stock, the respective Series A Conversion Price and Series B Conversion Price in effect upon issuance (except as otherwise provided in this Section 2.8.4.4.2) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

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                       (x) an amount equal to the sum of (i) the result obtained
by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect, and (ii) the aggregate consideration, if any, received by the Company upon the issuance of such Additional Stock;

                       (y) the number of shares of Common Stock of the Company outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                    (b) No adjustment of the Series A Conversion Price or Series B Conversion Price shall be made in an amount less than $.01 per share; provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the respective Series A Conversion Price or Series B Conversion Price. Except as provided in Subsections 2.8.4.4.1 and 2.8.4.4.2(e)(iii) and (iv), no adjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 2.8.4.4.2 shall have the effect of increasing the respective Series A Conversion Price or Series B Conversion Price above the respective Series A Conversion Price or Series B Conversion Price in effect immediately before such adjustment.

                    (c) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (d) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

                    (e) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, or convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                        (i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Subsections 2.8.4.4.2(c) and (d)) received by the Company upon the issuance of such options or rights, plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price or Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                        (ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 2.8.4.4.2(c) and (d)), but no further adjustments to the Series A Conversion Price or Series B Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

                        (iii) if such options, rights, or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the respective Series A Conversion Price or Series B Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged before such increase or decrease became effective, but no further adjustment to the Series A Conversion Price or Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                        (iv) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price and Series B Conversion Price, as applicable, shall forthwith be readjusted to such Series A Conversion Price and Series B Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights, or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                        (v) if any such options or rights shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board.

               2.8.4.5.  Additional Stock

               "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Subsection 2.8.4.4.2(e)) by the Company after March 31, 1997 other than:

                    (a) Common Stock issued pursuant to a transaction for which the Series A Conversion Price or Series B Conversion Price, as applicable, is adjusted under Section 2.8.4.4.1;

                    (b) Common Stock issued or issuable (whether directly or pursuant to stock options or warrants) to employees, consultants, directors or independent contractors (if in transactions with primarily nonfinancing purposes) of the Company so long as (i) the issuance of such shares or the grant of such options or warrants is approved or ratified by a majority of the Board, including at least two members of the Board elected or designated by, or representatives of, holders of Preferred Stock, (ii) the plan pursuant to which any such issuance or grant is made is approved or ratified, by a majority of the Board, including at least two members of the Board elected or designated by, or representatives of, holders of Preferred Stock, or (iii) the issuance of such shares or the grant of such options or warrants is approved or ratified by a majority of the members of a committee of the Board that has been duly authorized by the Board to act on behalf of the Board in respect of compensation matters, provided that such majority of such committee includes at least two members of the Board elected or designated by, or representatives of, holders of Preferred Stock;

                    (c) Common Stock issued or issuable upon conversion of Series A Stock or Series B Stock;

                    (d) Up to 100,000 shares of Common Stock issued or issuable to licensors, lessors or vendors pursuant to lease financing arrangements unanimously approved by the members of the Board elected at the direction of holders of Preferred Stock pursuant to that certain Amended and Restated Voting Agreement among the Company and certain holders of its shares of Common Stock and Preferred Stock dated as of March 31, 1997;

                    (e) Common Stock issued or issuable upon conversion or exercise of any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of each of the Series A Stock and the Series B Stock, voting as two separate classes; or

                    (f) Common Stock issued or issuable as a dividend or distribution on Series A Stock or on Series B Stock or on any securities convertible into or exchangeable or exercisable for shares of Common Stock, provided that such securities are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of each of the Series A Stock and the Series B Stock, voting as two separate classes.

               2.8.4.6.  Mechanics of Conversion

               Conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date (as defined below for voluntary conversions and for mandatory conversions), and at such time, whether or not certificates representing the shares being converted shall have been received by the Company or its transfer agent in the case of a mandatory conversion, the rights of the holder as holder of the converted shares of Series A Stock or Series B Stock, as applicable, shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                    2.8.4.6.1.  Voluntary Conversion

                    Before any holder of shares of Series A Stock or Series B Stock shall be entitled to voluntarily convert such shares to Common Stock pursuant to Section 2.8.4.1.1, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares and, if appropriate, shall give written notice by mail, postage prepaid, addressed to the same location at which the certificate or certificates were or will be surrendered, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. With respect to a voluntary conversion pursuant to Section 2.8.4.1.1, the date when written notice of the holder's election to convert is received by the Company or a transfer agent for the shares to be converted, together with the certificate or certificates representing the shares to be converted, shall be the "Conversion Date."

                    2.8.4.6.2.  Mandatory Conversion

                    Holders of shares of Series A Stock or Series B Stock converted pursuant to the mandatory conversion provisions of Section 2.8.4.1.2 shall promptly surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares and, if other than the record holder of the converted shares, shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Whether or not such certificate or certificates have been so surrendered, with respect to mandatory conversions pursuant to Section 2.8.4.1.2, the applicable date specified in Section 2.8.4.1.2 for automatic conversion shall be the "Conversion Date."

                    2.8.4.6.3.  Partial Conversion

                    In the event some but not all of the shares of Series A Stock or Series B Stock represented by a certificate or certificates surrendered by a holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the shares of Series A Stock or Series B Stock, respectively, that were not converted.

               2.8.4.7.  Capital Reorganization or Reclassification

               If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of

Series A Stock and Series B Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Stock or Series B Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Conversion Rights.

               2.8.4.8.  Other Notices

               In case at any time:

                    (a) The Company shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                    (b) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (c) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                    (d) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Stock or Series B Stock at the address of such holder as shown on the books of the Company, (i) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (ii) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

               2.8.4.9. Accountant's Certificate as to Adjustments; Notice by the Company.

               In each case of an adjustment or readjustment of the Series A Conversion Rate or Series B Conversion Rate, respectively, as soon as practicable following the adjustment event, the Company at its expense will furnish each holder of Series A Stock or Series B Stock, as applicable, with a certificate, prepared by the Chief Financial Officer of the Company, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

               2.8.4.10.  Reservation of Common Stock

               The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock and Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and Series B Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock and Series B Stock, the Company shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          2.8.5.  Voting Power

               2.8.5.1.  General

               Each holder of Series A Stock or Series B Stock shall be entitled to vote on all matters submitted to a vote of shareholders and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock and Series B Stock, respectively, could be converted hereunder, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided herein or by the Washington Business Corporation Act, as amended, the holders of shares of the Series A Stock, Series B Stock and Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders.

               2.8.5.2.  Preferred Stock Voting

               So long as any shares of Preferred Stock remain outstanding, and subject to the rights of any series of Preferred Stock that may from time to time be authorized and outstanding, without the affirmative consent of the holders of shares representing at least two-thirds (unless a greater number is otherwise required by law) of the voting power of the Preferred Stock then outstanding, acting together as a single class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of Preferred Stock, the Company shall not:

                    (a) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock or Preferred Stock or any series of Preferred Stock;

                    (b) amend or waive any provision of the Company's Articles of Incorporation that has an adverse effect upon the rights of the Preferred Stock;

                    (c) increase the size of the Board to more than six members;

                    (d) declare or pay any cash dividend or distribution on shares of Common Stock;

                    (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Company's capital stock unless such shares are:

                        (i) redeemed pursuant to the redemption provisions hereof;

                        (ii) purchased or acquired from employees, officers, directors, consultants or other persons performing services for the Company upon termination of the employment, consulting or other relationship between the Company and such person pursuant to an employment or similar vesting agreement or other stock repurchase agreement where the redemption or repurchase price does not exceed the fair market value of such shares (as determined by the Board, whose determination shall be conclusive) or, in the case of unvested shares, the cost of such shares to the holder thereof; provided, however, that the Company may repurchase shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary regardless of whether such repurchase is pursuant to an employment or similar vesting or other stock repurchase agreement so long as the total amount of such repurchases does not exceed $25,000 during any 12-month period; or

                        (iii) purchased pursuant to the exercise of the Company's right of first offer pursuant to the Amended and Restated Co-Sale and Right of First Offer Agreement among the Company and certain holders of its Common Stock and Preferred Stock dated as of March 31, 1997 or the Company's right of first offer pursuant to the Amended and Restated Investors' Rights Agreement among the Company and certain holders of its Common Stock and Preferred Stock dated as of March 31, 1997 upon a proposed transfer of such capital stock;

                    (f) permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned subsidiary, any capital stock of such subsidiary;

               2.8.5.3.  Series A Stock Voting

               So long as no fewer than 1,449,388 shares of Series A Stock remain outstanding, and subject to the rights of any series of Preferred Stock that may from time to time be authorized and outstanding, without the affirmative consent of the holders of shares representing a majority (unless a greater number is otherwise required by law) of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of Series A Stock, the Company shall not:

                        (a) amend or waive any provision of the Company's Articles of Incorporation in any manner that has an adverse effect upon the preferences, privileges, restrictions or other rights of Series A Stock compared to any other series of Preferred Stock;

                        (b) amend or waive any provision of the Company's Bylaws in any manner that has a material adverse effect upon the preferences, privileges, restrictions or other rights of the Series A Stock compared to any other series of Preferred Stock;

                        (c) authorize or issue, or obligate itself to issue, any new class or series of equity security or any security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Stock with respect to redemption, voting, dividends or distributions upon liquidation;

                        (d) approve or effect any liquidation or dissolution of the Company;

                        (e) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company to any person other than a wholly owned subsidiary of the Company, or any consolidation or merger in which the holders of the Company's equity securities do not hold at least a majority of the voting securities of the surviving corporation;

                        (f) authorize any increase in the number of authorized shares of Series A Stock; or

                        (g) declare or pay any dividends or other distributions on Series B Stock.

               2.8.5.4.  Series B Stock Voting

               So long as no fewer than 419,947 shares of Series B Stock remain outstanding, and subject to the rights of any series of Preferred Stock that may from time to time be authorized and outstanding, without the affirmative consent of the holders of shares representing a majority (unless a greater number is otherwise required by law) of the voting power of the Series B Stock then outstanding, acting separately as a class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of Series B Stock, the Company shall not:

                    (a) amend or waive any provision of the Company's Articles of Incorporation in any manner that has an adverse effect upon the preferences, privileges, restrictions or other rights of Series B Stock compared to any other series of Preferred Stock;

                    (b) amend or waive any provision of the Company's Bylaws in any manner that has a material adverse effect upon the preferences, privileges, restrictions or other rights of the Series B Stock compared to any other series of Preferred Stock;

                    (c) authorize or issue, or obligate itself to issue, any new class or series of equity security or any security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series B Stock with respect to redemption, voting, dividends or distributions upon liquidation;

                    (d) approve or effect any liquidation or dissolution of the Company;

                    (e) effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company to any person other than a wholly owned subsidiary of the Company, or any consolidation or merger in which the holders of the Company's equity securities do not hold at least a majority of the voting securities of the surviving corporation;

                    (f) authorize any increase in the number of authorized shares of Series B Stock; or

                    (g) declare or pay any dividends or other distributions on Series A Stock.

          2.8.6.  No Reissuance of Stock

          No share or shares of Series A Stock or Series B Stock converted, redeemed, purchased or otherwise acquired by the Company shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Stock and Series B Stock accordingly.

3.  Preemptive Rights

    Except as provided in Section 2.4 of that certain Amended and Restated Investors' Rights Agreement among the Company and certain holders of its Common Stock and Preferred Stock dated March 31, 1997, the shareholders of the Company have no preemptive rights to acquire additional shares of the capital stock of the Company.

4.  Cumulative Voting

    The shareholders of the Company shall not be entitled to cumulative voting at any election of directors.

5.  Limitation of Director Liability

    A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

6.  Indemnification

    The Company shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Company and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

    Any repeal or modification of this Article by the shareholders of the Company shall not adversely affect any right of any individual who is or was a director of the Company which existed at the time of such repeal or modification.

     EXECUTED this 2nd day of July, 1998.

                                      ONYX SOFTWARE CORPORATION


                                      By /s/ Brent Frei
                                         ------------------------
                                         Brent Frei
                                         President and Secretary

                             ARTICLES OF AMENDMENT
                                      OF
                           ONYX SOFTWARE CORPORATION

     1. Section 2.1 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

          2.1.  Authorized Capital

                The Company is authorized to issue 50,000,000 shares, consisting of 40,000,000 shares designated as common stock ("Common Stock") and 10,000,000 shares designated as preferred stock ("Preferred Stock"), the par value of each of which is $0.01. Common Stock is subject to the rights and preferences of Preferred Stock as hereinafter set forth. Except to the extent such rights are granted to Preferred Stock or one or more series thereof, holders of shares of Common Stock shall have unlimited voting rights and are entitled to receive the net assets of the Company upon dissolution.

     2. Section 2.8.4.1.1 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

                Each share of Series A Stock and Series B Stock may, at the option of the holder, be converted at any time, including after the delivery of a Liquidation Notice, into such number of fully paid and nonassessable shares of Common Stock as is equal to the product obtained by multiplying the applicable Series A Conversion Rate or Series B Conversion Rate (determined under Section 2.8.4.2) by the number of shares of Series A Stock or Series B Stock being converted (rounded to the nearest whole number of shares, with .5 being rounded up).

     3. Section 2.8.4.1.2 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

          2.8.4.1.2.  Mandatory Conversion

                Each outstanding share of Series A Stock and Series B Stock shall be converted automatically, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, into the number of shares of Common Stock into which such Series A Stock or Series B Stock is convertible pursuant to
          Section 2.8.4.1.1 upon the earliest of (a) the moment immediately prior to the closing of a firmly underwritten, public offering of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which, with respect to the automatic conversion of the shares of Series A Stock only, the aggregate gross offering proceeds (before deduction of underwriters' discounts and commissions and expenses of the offering) are in excess of $20,000,000 or (b) the effectiveness of any consent to or vote in favor of such conversion by holders of a majority of the then outstanding shares of such series.

     4. Section 2.8.4.3 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

          2.8.4.3.  Conversion Prices

                The conversion price for Series A Stock in effect from time to time shall initially be $1.38, subject to adjustment, in accordance with Section 2.8.4.4 (the "Series A Conversion Price"). The conversion price for Series B Stock in effect from time to time shall initially be $5.883034327, subject to adjustment, in accordance with
          Section 2.8.4.4 (the "Series B Conversion Price").

     5. A new Section 2.8.7 of the Articles of Incorporation has been added to read as follows:

          2.8.7. Elimination of Preferred Stock Provisions Upon Conversion of Outstanding Shares

                When, as a result of the conversion of the outstanding shares of Preferred Stock into shares of Common Stock, no shares of Preferred Stock shall remain, Section 2.8 shall no longer be in effect and operative.

     6. Section 3 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

--------------------------------------------------------------------------------

          3.  Preemptive Rights

              The shareholders of the Company have no preemptive rights to acquire additional shares of the capital stock of the Company.

     7. Section 5 of the Articles of Incorporation is deleted in its entirety and amended to read as follows:

          5.    Directors

          5.1.  Number; Election; Term

                Following a Full Conversion Event, the number of Directors of the Company shall be determined, and the Directors of the Company shall be elected and removed from office, as provided in this Section 5.1.

                The number of Directors of the Company shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the first annual election of Directors following such a Full Conversion Event, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the first annual election of Directors following such a Full Conversion Event, the Board shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their

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          successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

                The Directors of the Company may be removed only for cause; such removal shall be in the manner provided by the Bylaws.

          5.2.  Limitation of Director Liability

                A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

     8.  A new Section 7 has been added to read as follows:

          7.    Special Voting Requirements

                Following a Full Conversion Event, in addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving the Company shall be subject to approval in the manner set forth in this Section 7.

          7.1.  Definitions

                For the purposes of this Section 7:

                (a) "Business Combination" means (i) a merger, share exchange or consolidation of the Company or any of its

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          Subsidiaries with any other corporation or entity; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by the Company or any of its Subsidiaries of all or a substantial part of the Company's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

                (b) "Continuing Director" means any member of the Board who was a member of the Board on September 30, 1998 or who is elected to the Board after September 30, 1998 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

                (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by the Company.

          7.2.  Vote Required for Business Combinations

          7.2.1.  Supermajority Vote

                Except as provided in Subsections 7.2.2 and 7.2.3, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

          7.2.2.  Majority Vote

                Notwithstanding Subsection 7.2.1, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by the Company's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this

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

          Section 7, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

          7.2.3.  No Shareholder Vote

                Notwithstanding Subsection 7.2.1 or 7.2.2, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by the Company's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Section 7, then no vote of the shareholders of the Company shall be required for approval of such Business Combination.

     9. A new Section 8 of the Articles of Incorporation has been added to read as follows:

          8.    Special Meetings of Shareholders

                Following a Full Conversion Event, special meetings of the shareholders shall be called in the manner set forth in this Section 8.

                The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the Company no later than 20 days prior to the date of such meeting one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

     10. A new Section 9 of the Articles of Incorporation has been added to read as follows:

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                                       6

          9.    Amendments to Restated Articles of Incorporation

                The Company reserves, and the rights of the shareholders of the Company are granted subject to, the right to amend or repeal any of the provisions contained in these Restated Articles of Incorporation. Following a Full Conversion Event, the provisions contained in these Restated Articles shall only be amended as follows:

          9.1.  Supermajority Voting

                Except as provided in Section 9.2 or Section 9.3, the following Sections and Subsections may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

                Section 2.1 ("Shares--Authorized Capital")

                Section 2.2 ("Shares--Issuance of Preferred Stock in Series")

                Section 3 ("Preemptive Rights")

                Section 4 ("Cumulative Voting")

                Section 5 ("Directors")

                Section 7 ("Special Voting Requirements")

                Section 8 ("Special Meetings of Shareholders")

                Section 9 ("Amendments to Restated Articles of Incorporation").

          9.2.  Majority Voting

                Notwithstanding the provisions of Section 9.1, and except as provided in Section 9.3, an amendment or repeal of a Section identified in Section 9.1 that is approved by a majority of the

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                                       7

          Continuing Directors (as defined in Section 9.1), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

          9.3.  No Shareholder Vote

                Notwithstanding the provisions of Section 9.1 or 9.2 hereof, if the amendment or repeal of any Section not identified in Section 9.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by the Company's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Section 9, then no vote of the shareholders of the Company shall be required for approval of such amendment or repeal.

     11. A new Section 10 of the Articles of Incorporation has been added to read as follows:

          10.   Restatement of Articles of Incorporation

                Following a Full Conversion Event, the Board of Directors may, at its discretion and without a vote of the shareholders of the Company, cause the elimination of the provisions of these Restated Articles of Incorporation which are no longer operative and in effect by reason of such Full Conversion Event, including, without limitation, Section 2.8, and make such clerical amendments as are appropriate to effectuate any amendments to the provisions of these articles of incorporation that become effective upon such Full Conversion Event, by providing for the filing of restated articles of incorporation setting forth the provisions of these Restated Articles of Incorporation, as they may be amended, which remain in effect and operative.

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